As filed with the Securities and Exchange Commission on May 3, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COGENT COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5706863
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2450 N Street N.W.

Washington, D.C. 20037

(Address of Principal Executive Offices)

Cogent Communications Holdings, Inc. 2017 Incentive Award Plan

(Full title of the plan)

David Schaeffer

Chief Executive Officer

Cogent Communications Holdings, Inc.

2450 N Street N.W.

Washington, D.C. 20037

(Name and address of agent for service)

(202) 295-4200

(Telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,200,000	$44.78	$53,736,000.00	$6,228.00

(1)              Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock of Cogent Communications Holdings, Inc., par value $0.001 per share (the “Common Stock”) that may be offered or issued under the Cogent Communications Holdings, Inc. 2017 Incentive Award plan as a result of a stock split, stock dividend or similar transaction.

(2)              Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and (c) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices per share for the Common Stock as reported on the Nasdaq Global Market on April 28, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent to or given by Cogent Communications Holdings, Inc. (the “Company”) to each recipient of an award under the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated herein by reference:

(a)         the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 24, 2017; and

(b)         the description of the common stock, par value $0.001 per share (the “Common Stock”) included in the Registration Statement on Form 8-A of Cogent Communications Group, Inc., filed March 6, 2006.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or included in future filings, that are not deemed “filed” with the Commission.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.       Description of Securities.

Not applicable.

Item 5.      Interests of Named Experts and Counsel.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Mr. Robert N. Beury, Jr. Mr. Beury, Chief Legal Officer of the Company, is a shareholder of our Common Stock, may be awarded options to purchase our Common Stock, and has the right to receive (unvested) shares of our Common Stock. Mr. Beury is also eligible to receive awards under the Plan, which may include awards with respect to the shares being registered by this registration statement.

Item 6.       Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Company—by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner such person reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well as but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

Our Certificate of Incorporation and Bylaws, as amended and restated, provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Item 7.       Exemption from Registration Claimed.

Not applicable.

Item 8.       Exhibits.

Exhibit No.		Description

4.1		Certificate of Incorporation of Cogent Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 15, 2014).

4.2

Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on March 30, 2015 (incorporated by reference to Exhibit 3.2 to the Company’s amended Current Report on Form 8-K/A filed March 30, 2015).

5.1	*	Opinion of Chief Legal Officer.

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23.1	*	Consent of Chief Legal Officer (included in Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP.

24.1	*	Power of Attorney (included in the signature page hereto).

99.1		Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed March 17, 2017).

*      Filed herewith.

Item 9.       Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 3rd day of May, 2017.

COGENT COMMUNICATIONS HOLDINGS, INC.

By:	/s/ David Schaeffer
Name:	David Schaeffer
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Cogent Communications Holdings, Inc., do hereby constitute and appoint David Schaeffer and Thaddeus G. Weed, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER	Chairman and Chief Executive Officer	May 3, 2017
David Schaeffer	(Principal Executive Officer)

/s/ THADDEUS G. WEED	Chief Financial Officer	May 3, 2017
Thaddeus G. Weed	(Principal Financial and Accounting Officer)

/s/ TIMOTHY WEINGARTEN	Director	May 3, 2017
Timothy Weingarten

/s/ STEVEN BROOKS	Director	May 3, 2017
Steven D. Brooks

/s/ RICHARD T. LIEBHABER	Director	May 3, 2017
Richard T. Liebhaber

/s/ DAVID BLAKE BATH	Director	May 3, 2017
David Blake Bath

/s/ MARC MONTAGNER	Director	May 3, 2017
Marc Montagner

Exhibit Index

Exhibit No.		Description

4.1		Certificate of Incorporation of Cogent Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 15, 2014).

4.2

Bylaws of Cogent Communications Holdings, Inc., as amended and restated by the Board of Directors on March 30, 2015 (incorporated by reference to Exhibit 3.2 to the Company’s amended Current Report on Form 8-K/A filed March 30, 2015).

5.1	*	Opinion of Chief Legal Officer.

23.1	*	Consent of Chief Legal Officer (included in Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP.

24.1	*	Power of Attorney (included in the signature page hereto).

99.1		Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed March 17, 2017).

*  Filed herewith.